UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Evolent Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	32-0454912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

800 N. Glebe Road, Suite 500

Arlington, VA 22203

(Address of Principal Executive Office) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-203852

Securities to be registered pursuant to Section 12(g) of the Act:

None

ITEM 1 – DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Evolent Health, Inc., a Delaware corporation (the “Registrant”), hereby incorporates by reference herein the description of its Class A common stock, par value $0.01 per share, to be registered hereunder, set forth under the heading “Description of capital stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-203852), originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on May 5, 2015, as thereafter amended and supplemented (the “Registration Statement”). Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement and that includes such description, shall be deemed to be incorporated herein by reference.

ITEM 2 – EXHIBITS

Pursuant to the Instructions as to Exhibits for this registration statement on Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

EVOLENT HEALTH, INC.

Date: June 5, 2015	By:	/s/ Jonathan Weinberg
		Name:	Jonathan Weinberg
		Title:	General Counsel